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                                                                    EXHIBIT 12.1

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                    1995           1996          1997          1998         1999

Earnings:
  Total earnings (loss)                            $   (261)      $  1,175      $  3,172      $ 14,137      $(16,917)
  Income tax provision (credit)                         134          2,045         5,193        12,986        (2,772)
  Extraordinary item                                                               1,462
                                                    --------       --------      --------      --------      --------
  Pre-tax earnings (loss)                              (127)         3,220         9,827        27,123       (19,689)
                                                    --------       --------      --------      --------      --------


Fixed charges:
  Interest charges                                    5,193          4,510         3,463         3,175        22,722
  Interest factor of operating rents                    190            188           178           197           227
                                                   --------       --------      --------      --------      --------
  Total fixed charges                                 5,383          4,698         3,641         3,372        22,949
                                                   --------       --------      --------      --------      --------
Earnings as adjusted                               $  5,256       $  7,918      $ 13,468      $ 30,495      $  3,260
                                                   ========       ========      ========      ========      ========

Ratio of earnings to fixed charges                     --              1.7           3.7           9.0           --
                                                   ========       ========      ========      ========      ========




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